Third Quarter 2017
Earnings Conference Call

10/18/2017

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transactions on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements. Also, any statement that does not describe

Important Cautionary Statement About Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as ended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transactions on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Sec

$26.8 billion in Total Assets   $18.8 billion in Total Loans  $21.5 billion in Total Deposits  Tangible Common Equity (TCE) 7.80%  Nearly 200 banking locations and 275 ATMs across our footprint  Approximately 4,050 employees corporate-wide  Rated among the strongest, safest financial institutions in
the country by BauerFinancial,
Inc. for 112 consecutive quarters  Earned top customer service marks with Greenwich
Excellence Awards  Moody’s long-term issuer rating: Baa3  S&P long-term issuer rating: BBB

3Q17 results reflect the full impact of both FNBC transactions Reported earnings increased $6.6 million, or 13%; excluding nonoperating items, earnings increased $7.1 million, or 12% Loans increased $312 million, or 7% linked-quarter annualized Energy loans declined $97 million and comprise 6.0% of total loans, down from 6.7%; allowance for the energy portfolio totals $79.8 million, or 7.0% of energy loans Core pre-provision net revenue (PPNR) of $111.1 million, up $9.5 million or 9% Net interest margin (NIM) of 3.44% up 1 bp; core NIM up 3 bps to 3.32% Operating expenses totaled $166.2 million, down $6.6 million Efficiency ratio improved to 57.5% Return on average assets (ROA) improved 9 bps to 0.88%; excluding nonoperating items, ROA increased 10 bps to 0.99% Tangible common equity (TCE) ratio increased 15 bps to 7.80%

75% Improvement in Core Pre-Provision Net Revenue (PPNR) since 1Q15 3Q17 vs. 3Q16 growth in core PPNR +29% 3Q17 vs. 2Q17 growth in core PPNR +9%

Well-Diversified Loan Portfolio
Loans totaled $18.8 billion at quarter-end, an increase of $312 million, or 2%, linked-quarter

Reflects $97 million net decrease in energy-related loans

Net loan growth during the quarter was diversified across the footprint and also in areas identified as part of the company’s revenue-generating initiatives

Energy Portfolio Overview

Energy loans totaled $1.1 billion, or 6.0% of total loans, down $97 million linked-quarter and down $270 million from a year ago Linked-quarter change reflects $142 million in net reductions and $8 million of charge-offs, offset by $52 million in fundings

Net decrease in outstandings of $97 million linked-quarter and a $154 million decrease in total commitments $20 million linked-quarter decrease in upstream outstandings and a $38 million decrease in total commitments $11 million linked-quarter decrease in midstream sector outstandings and a $5 million decrease in total commitments $66 million linked-quarter decrease in support sector outstandings and a $110 million reduction in total commitments Slight net increase of $5 million in nonaccrual energy loans Accruing energy TDRs totaled $94 million at September 30, 2017

Energy Allowance and Category Trends  Despite the recent stabilization in oil prices, management continues to expect a lag in the recovery for support services credits The energy portion of the allowance remains elevated as a reserve for the support sector credits; management continues to believe the current reserve is adequate and estimates that net charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle Net charge-offs to-date for current energy cycle (Nov ‘14 – Sep ‘17) total $68 million; there were $7.6 million of gross energy charge-offs in 3Q17 offset by $4.0 million in energy recoveries

Asset Quality Measures Reflect Impact Of Energy Cycle
NPA ratio 2.06%, up 18 bps linked-quarter Nonperforming assets totaled $388 million, up $40.8 million from June 30, 2017 Nonperforming energy loans totaled $221 million at September 30, 2017, up $13 million linked-quarter Nonenergy nonperforming loans totaled $145 million at September 30, 2017, up $24 million linked quarter Provision for loan losses was $13.0 million, down $2.0 million linked-quarter

Non-PCI net charge-offs totaled $11.8 million, or 25 bps, up from $6.0 million, or 13 bps, in 2Q17

Criticized commercial loans totaled $1.1 billion at September 30, 2017, down $61 million from 2Q17

Criticized energy loans totaled $607 million at September 30, 2017, down $80 million linked-quarter

Adequate Reserve Coverage

The allowance for loan losses (ALLL) was $223.1 million (1.19%) up $1.3 million from $221.9 million (1.20%) linked-quarter No ALLL on FNBC portion of the portfolio; FNBC portfolios carried net of the loan marks ALLL for energy credits was $79.8 million, or 7.0%, at September 30, 2017, compared to $83.4 million, or 6.8% at June 30, 2017 The nonenergy ALLL is $143.3 million, or 0.81%, of the nonenergy loan portfolio as of September 30, 2017, up from $138.5 million or 0.80% at June 30, 2017 Based on our assessment of the customers in the markets impacted, there was no significant change to credit quality as a result of the recent hurricanes in Houston, southwest Louisiana and Florida

Securities Portfolio

Portfolio totaled $5.6 billion, down $44 million, or 1%, linked-quarter Yield 2.48%, down 4 bps linked-quarter Premium amortization up $1.6 million linked-quarter (3 bps impact) Unrealized net loss of $24.1 million on AFS 49% HTM, 51% AFS Duration 4.64 years compared to 4.84 years at 6-30-17 Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios IRR modeling is based on conservative assumptions Flat balance sheet Loan portfolio 52% variable 55% of variable loans are LIBOR-based 93% of the LIBOR loans are tied to 1mo L 6% of the LIBOR loans are tied to 3mo L Approximately 1/3 tied to Wall Street Journal Prime Modeled lag in deposit rate increases Conservative % DDA attrition for certain increases in rates No energy-related securities in the portfolio

Solid Levels Of Core Deposit Funding Total deposits $21.5 billion, up $91 million, or less than 1% linked-quarter; increase in average balances related to full quarter impact from FNBC II Noninterest-bearing demand deposits (DDA) increased $8 million Interest-bearing transaction and savings deposits decreased $509 million Time deposits increased $366 million Public fund deposits increased $225 million Funding mix remained strong DDA comprised 37% of total period-end deposits

Cost of funds up 4 bps to 48 bps

Continued NIM Expansion Reported net interest margin (NIM) of 3.44%, up 1 bp linked-quarter Loan yield up 3 bps Reflects full quarter impact of June rate increase partly offset by $1.4 million of interest reversals on nonaccrual loans Yield on securities portfolio down 4 bps Lower yield related to increase in premium amortization of $1.6 million Cost of funds up 4 bps Reflects full quarter impact of $1.6 billion in FNBC II deposits at just under 1% Core NIM of 3.32% up 3 bps linked-quarter Reflects full quarter impact of June rate increase partly offset by $1.4 million, of interest reversals on nonaccrual loans (2 bps)

Continued NIM Expansion Focus On Growing Noninterest Income Noninterest income, totaled $67.1 million, down slightly linked-quarter Amortization of FDIC loss share receivable eliminated in the third quarter resulting from the termination of the loss share agreements with the FDIC in the second quarter of 2017

FNBC Expense Synergies Goal Attained Noninterest expenses totaled $177.6 million in 3Q17, down $5.9 million, or 3%, linked quarter; includes $11.4 million of nonoperating expenses Operating expenses (noninterest expense excluding nonoperating items) totaled $166.2 million, down $6.6 million or 4%; reduction related to the elimination of FNBC nonpermanent expenses identified in 2Q17 Personnel expense totaled $92.6 million, down $3.6 million, or 4%, linked-quarter Occupancy and equipment totaled $15.7 million, down $1.0 million, or 6% linked-quarter Amortization of intangibles totaled $6.1 million for the third quarter of 2017, up $0.3 million or 5% linked-quarter ORE expense totaled $0.2 million in 3Q17; net gains on ORE dispositions exceeded ORE expense by $1.0 million in 2Q17 Other operating expense totaled $51.6 million in the third quarter of 2017, down $3.6 million, or 6%, from the second quarter of 2017; decrease is partly related to the elimination of nonpermanent expenses associated with the FNBC transactions such as data processing expense

Managing Our Capital TCE ratio 7.80%, up 15 bps linked-quarter Tangible asset growth -6 bps Tangible net retained earnings +17 bps OCI +2 bps Option exercises & other +2 bps Will continue to manage capital in the best interests of the Company and our shareholders

Near-Term Outlook

Long-Term Outlook

Non-GAAP Reconciliations

EPS Calculation and Non-GAAP

Core PPNR Reconciliation

Core Revenue Reconciliation

Purchase Accounting Adjustments Core NII & NIM Reconciliation

Purchase

Appendix

Appendix: Two Financially Compelling Investments Acquired approximately $2.6 billion in assets and liabilities in two transactions related to FNBC for $77 million transaction premium In-market, low-risk transactions Consolidated 10 overlapping branches in FNBC I Closed 25 of 29 overlapping branches in FNBC II Achieved significant synergies from the consolidation of the acquired back office and branches in FNBC II Funded loans from FNBC I with deposits from FNBC II Expect 2018 impact on annual EPS to add approximately $.56 per share (for FNBC I & II combined)

Appendix Appendix: Revenue Generating: Core Revenue

Appendix: Revenue Generating Initiatives - Fees

Appendix: Operating Expense (excl nonoperating items)

Appendix: Historical Energy Data

Appendix: Energy Portfolio Support Services

Appendix: Glossary of Terms

Third Quarter 2017 Earnings Conference Call 10/18/2017